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                                 EXHIBIT 99.B.9

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AMERICAS

US Legal Services

MEGAN L. DUNPHY
COUNSEL
(860) 273-1995
FAX:  (860) 273-3227
MeganM@ING-AFS.com

April 10, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE: ING LIFE INSURANCE AND ANNUITY COMPANY (FORMERLY AETNA LIFE INSURANCE AND ANNUITY COMPANY) AND ITS VARIABLE ANNUITY ACCOUNT C
       POST-EFFECTIVE AMENDMENT NO. 30 TO REGISTRATION STATEMENT ON FORM N-4 PROSPECTUS TITLE: MULTIPLE SPONSORED RETIREMENT OPTIONS 403(b), 457, 401(a) AND 401(k)
       FILE NOS.:  333-01107* AND 811-2513

Dear Sir or Madam:

The undersigned serves as counsel to ING Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration, as amended to the date hereof, and this Post-Effective Amendment No. 30. I have also examined originals or copies,

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*    Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statements: 33-88720; 33-75964 (which had included a combined prospectus for earlier Registration Statements: 33-75958, 33-75960, and 33-75994); 33-75986 (which had included a combined prospectus for earlier Registration Statements: 33-75970, 33-75954, and 33-75956); 33-75982 (which had included a combined prospectus for earlier Registration Statements:
     33-75968, 33-75966, 33-75990, and the individual deferred compensation contracts covered by Registration Statement No. 33-75992); and 33-91846 (which had included a combined prospectus for earlier Registration
     Statement: 33-75976).

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certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Megan L. Dunphy

Megan L. Dunphy